Exhibit 10.11

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of August 7, 2020, by and between SIGNATURE BANK (“Bank”) and 908 DEVICES INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 29, 2019 (as may be amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of March 15, 2020, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            The following defined terms in Section 1.1 of the Agreement hereby are added or amended and restated in their entirety, as appropriate, to read as follows:

“Liquidity Ratio” is a ratio of (a) the sum of (i) unrestricted cash held by Borrower in accounts at Bank, plus (ii) an amount equal to fifty percent (50%) of Borrower’s net trade accounts receivable, to (b) all Obligations owing from Borrower to Bank.

“Second Amendment Closing Date” is August 7, 2020.

“Shippable Backlog Revenue” means revenue (determined in accordance with GAAP) which has not yet been recognized but with respect to which Borrower has received signed purchase orders for Borrower’s products scheduled for shipment to Borrower’s customers not later than six (6) months from any such date of measurement.

2.            The following terms and their respective definitions hereby are deleted in their entirety from Section 1.1 of the Agreement:

“New Proceeds Milestone”, “Revenue Milestone”, “[***] Milestone”, and “Term Sheet Milestone”

3.            Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.8. Financial Covenants. Borrower shall maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted below:

(a)          Minimum Cash. Maintain a balance of unrestricted cash at Bank in an aggregate amount not less than Three Million Dollars ($3,000,000).

(b)          Minimum Revenue or Liquidity Ratio. Comply with one (1) of the following two (2) covenants:

(i)         Minimum Revenue. The sum of (y) recognized revenue (determined in accordance with GAAP) plus, without duplication (z) Shippable Backlog Revenue (but capped in an aggregate amount not to exceed twenty-five percent (25%) of all revenue for any such measuring period), in each case, measured on a cumulative basis (starting on July 1, 2020) of not less than the following amounts for the corresponding measuring period:

Measuring Period Ending	Trailing Months	Minimum Revenue
September 30, 2020	Three (3)	[***]
December 31, 2020	Six (6)	[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Borrower and Bank agree to, no later than March 15, 2021, enter into an amendment to this Agreement to set a cumulative quarterly revenue covenant (determined in accordance with GAAP) which shall be targeted at [***]

(ii)        Minimum Liquidity Ratio. A Liquidity Ratio of at least 1.0 to 1.0.”

4.            No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.            Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.            Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.            As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)          this Amendment, duly executed by Borrower;

(b)          all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts at Bank; and

(c)          such other documents, and completion of such other matters, as Bank may have reasonably requested.

8.            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

908 DEVICES INC.

By:	/s/ Joseph H. Griffith IV

Name:	Joseph H. Griffith IV

Title:	Treasurer and Chief Financial Officer

SIGNATURE BANK

By:	/s/ Michael Fulton

Name:	Michael Fulton

Title:	SVP

[Signature Page to Second Amendment to Loan and Security Agreement]